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                                                                    EXHIBIT 99.3


                                     PROXY
                             IRWIN BANKCORP, INC.
                              Irwin & 2nd Street
                          Ocilla, Georgia  31774-0165
                           Telephone: (912) 468-9411

                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF IRWIN BANKCORP, INC.

     The undersigned hereby appoints Dr. W. C. Sams, Jr. and C. Larry Young, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Irwin Bankcorp, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") to be held on August 29, 1997, or any adjournment or postponement thereof, on the following matters:

     1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER DATED AS OF MAY 15, 1997 BETWEEN IRWIN BANKCORP, INC. AND ABC BANCORP
          AND APPROVE THE MERGER OF IRWIN BANKCORP, INC. WITH AND INTO ABC BANCORP PURSUANT THERETO.

          FOR               AGAINST               ABSTAIN
             ------------          ------------          ------------

     2. In their discretion upon such other business as may properly come before the Meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1.
              ---

     Please sign exactly as name appears on stock certificate(s). If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
       -------------------  ----------------------------------------------------
                                              (Signature)

                            ----------------------------------------------------
                                      (Signature if held jointly)



                                    Your vote is important.
                                    Please mark, sign, date and
                                    return this Proxy promptly,
                                    using the enclosed envelope.